UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified in Its Charter)
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THE FEMALE HEALTH COMPANY
515 North State Street
Suite 2225
Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 25, 2010

To the Shareholders of The Female Health Company:

Notice is hereby given that the Annual Meeting of the Shareholders (the “Annual Meeting”) of The Female Health Company (the “Company”) will be held in the Printers Row Board Room on the 2nd floor of the Embassy Suites Hotel Chicago Downtown, 600 North State Street, Chicago, IL 60610, on March 25, 2010 at 10:00 a.m., local time, for the following purposes:

1. To elect eight members to the Board of Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2011 Annual Meeting of the Shareholders.

2. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP, independent registered public accounting firm, as the Company’s auditors for the fiscal year ending September 30, 2010.

3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

William R. Gargiulo, Jr.
Secretary

Chicago, Illinois
February 26, 2010

Shareholders of record at the close of business on February 15, 2010 are entitled to vote at the Annual Meeting. Your vote is important to ensure that a majority of the stock is represented. Whether or not you plan to attend the meeting in person, please vote your shares by phone, via the internet or by completing, signing, dating and returning the enclosed proxy card at your earliest convenience, which vote is being solicited by the Board of Directors of the Company. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.

Shareholders of record may also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs. The Internet and telephone voting facilities will close at 11:59 p.m. eastern time on March 24, 2010.

Or, if you prefer, you can return the enclosed proxy card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

THE FEMALE HEALTH COMPANY
515 North State Street
Suite 2225
Chicago, Illinois 60654

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the
2010 Annual Meeting of Shareholders to be Held on March 25, 2010:
This Proxy Statement and the Accompanying Annual Report
are Available at: www.proxyvote.com

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Female Health Company (the “Company”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held in the Printers Row Board Room on the 2nd floor of the Embassy Suites Hotel Chicago Downtown, 600 North State Street, Chicago, IL 60610, 10:00 a.m., local time, on Thursday, March 25, 2010, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing to shareholders of this Proxy Statement and accompanying form of proxy will take place on or about February 26, 2010.

GENERAL INFORMATION

Proxies and Voting Procedures

Shareholders can vote by completing and returning a proxy card in the form accompanying this Proxy Statement or, if shares are held in “street name,” by completing a voting instruction form provided by your broker. Shareholders of record can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this Proxy Statement. The Internet and telephone voting facilities will close at 11:59 p.m. (eastern time) on March 24, 2010. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

The Board of Directors knows of no business which will be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. A shareholder will be able to revoke his or her proxy until it is voted. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted FOR: (1) the election of the directors listed in the enclosed proxy; and (2) ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

Shareholders may revoke proxies (including an Internet or telephone vote) at any time to the extent they have not been exercised by giving written notice to the Company or by a later executed proxy via the Internet, by telephone or by mail. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy.

Shareholders Entitled to Vote

Only holders of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), whose names appear of record on the books of the Company at the close of business on February 15, 2010, are entitled to vote at the Annual Meeting. On that date, there were 27,499,980 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the Annual Meeting.

Quorum; Required Vote

A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter. Under Wisconsin law, directors are elected by plurality, meaning that the eight individuals receiving the largest number of votes are elected as directors, and the ratification of the appointment of the independent registered public accounting firm requires the number of votes cast in favor of this proposal to exceed the number of votes cast against this proposal, assuming a quorum is present. Abstentions and broker nonvotes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instruction from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owners) will count toward the quorum requirement but will not count toward the determination of whether directors are elected or the appointment of the independent registered public accounting firm is ratified.

ELECTION OF DIRECTORS

(Item 1)

The Board of Directors has established the number of directors at eight. The Board of Directors has nominated O.B. Parrish, Mary Ann Leeper, Ph.D., William R. Gargiulo, Jr., David R. Bethune, Stephen M. Dearholt, Michael R. Walton, Richard E. Wenninger and Mary Margaret Frank, Ph.D. for election as directors, all to serve until the 2011 Annual Meeting of Shareholders.

As indicated below, all persons nominated by the Board of Directors are incumbent directors. The Company anticipates that all of the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

NOMINEES FOR ELECTION AS DIRECTORS

O.B. Parrish
Age: 76; Elected Director: 1987; Present Term Ends: 2010 Annual Meeting

O.B. Parrish has served as Chief Executive Officer of the Company since 1994, as acting President since May 2006, as acting Chief Financial and Accounting Officer from February 1996 to March 1999 and as the Chairman of the Board and a Director of the Company since 1987. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. (“Phoenix of Illinois”) since 1987. Phoenix of Illinois owns approximately 233,501 shares of the Common Stock. Mr. Parrish also is Chairman and a Director of Abiant, Inc., a neuroimaging company. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co. (“Searle”), a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer’s International Division.

Mary Ann Leeper, Ph.D.
Age: 69; Elected Director: 1987; Present Term Ends: 2010 Annual Meeting

Dr. Leeper has served as Senior Strategic Adviser since May 2006. Dr. Leeper served as the President and Chief Operating Officer of the Company from February 1996 to April 2006, as President and Chief Executive Officer of The Female Health Company Division from May 1994 until January 1996, as Senior Vice President — Development of the Company from 1989 until January 1996 and as a Director of the Company since 1987. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix of Illinois since 1987. From 1981 until 1986, Dr. Leeper served as Vice President — Market Development for Searle’s Pharmaceutical Group and in various Searle research and development management positions. As Vice President — Market Development, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the U.S. Food and Drug Administration. Dr. Leeper serves on the Board of Neenah Paper, Inc. and is chair of its nominating and governance committee. She is also an adjunct professor at the University of Virginia Darden School of Business.

William R. Gargiulo, Jr.
Age: 81; Elected Director: 1987; Present Terms Ends: 2010 Annual Meeting

William R. Gargiulo, Jr. has served as Secretary of the Company from 1996 to present, as Vice President of the Company from 1996 to September 30, 1998, as Assistant Secretary of the Company from 1989 to 1996, as Vice President — International of The Female Health Company Division from 1994 until 1996, as Chief Operating Officer of the Company from 1989 to 1994, and as General Manager of the Company from 1988 to 1994. Mr. Gargiulo has also served as a Director of the Company since 1987. Mr. Gargiulo is a trustee of a trust which is a shareholder of Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice-President of the Pharmaceutical Group of Searle, in charge of Searle’s European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle’s Latin American operations.

David R. Bethune
Age: 69; Elected Director: 1996; Present Term Ends: 2010 Annual Meeting

Mr. Bethune has served as a Director of the Company since January 1996. He was Chairman of Zila, Inc., an oral cancer screening company, from August 2007 to September 2009 and Chief Executive Officer of Zila, Inc. from March 2008 to September 2009. Additionally, he is a member of the Board of Directors of the CAMBREX Corporation, a life sciences company dedicated to providing products and services that accelerate and improve the discovery and commercialization of human therapeutics. Mr. Bethune served as Chairman and Chief Executive Officer of Atrix Laboratories, Inc. from 1999 until his retirement in 2004. From 1997 to 1998, Mr. Bethune held the positions of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc., a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is a founding trustee of the American Cancer Society Foundation. He is the founding chairman of the Corporate Council of the Children’s Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

Stephen M. Dearholt
Age: 63; Elected Director: 1996; Present Term Ends: 2010 Annual Meeting

Mr. Dearholt has served as a Director of the Company since April 1996. Mr. Dearholt is a co-founder of, and partner in, Insurance Processing Center, Inc., one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 36 years of experience in direct response advertising and data based marketing of niche products. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted the Company in its purchase of Chartex. He is a past board member of the Children’s Hospital Foundation of Wisconsin, the Zoological Society of Milwaukee, Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

Michael R. Walton
Age: 72; Elected Director: 1999; Present Term Ends: 2010 Annual Meeting

Mr. Walton has served as a Director of the Company since April 1999. Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. The company has focused on start-up situations, and growing value in under-performing, and undervalued radio stations and newspapers. Sheboygan County Broadcasting Co. has owned and operated businesses in Wisconsin, Illinois, Michigan and New York. It has specialized in creating, building and managing news media properties and has acquired existing companies as well. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times and

Gorman Publishing Co. Mr. Walton has served on the Boards of the American Red Cross, the Salvation Army, the Sheboygan County Chamber of Commerce and the Rogers Memorial Hospital Foundation.

Richard E. Wenninger
Age: 62; Director: 2001; Present Term Ends: 2010 Annual Meeting

Mr. Wenninger has served as a Director of the Company since July 2001. Mr. Wenninger is former Chairman of Wenninger Company, Inc., a mechanical contracting and engineering company. From 1976 to 2001, Mr. Wenninger served as President and Chief Executive Officer of Wenninger Company, Inc. He is also Secretary of Wenn Soft, Inc., a software development, sales and service company he founded in 1997. From 1992 to 1999, Mr. Wenninger served as Secretary of Liftco, Inc. Mr. Wenninger is a former board member of the Boys & Girls Club of Milwaukee, a former President and board member of the Milwaukee Athletic Club, a former board member of the Wisconsin Psychoanalytic Foundation, a former board member of University Lake School, the former President and a former board member of the Plumbing and Mechanical Contractors Association of Milwaukee, the former President and a former board member of the Sheet Metal Contractors Association of Milwaukee and a former board member of the Mechanical Contractors Association of America.

Mary Margaret Frank, Ph.D.
Age: 41; Director: 2004; Present Term Ends: 2010 Annual Meeting

Dr. Frank has served as a Director of the Company since October 2004. Dr. Frank has served as an Associate Professor of Accounting at the Darden Graduate School of Business at the University of Virginia where she teaches financial and tax accounting since 2002. From 1999 to 2002, Dr. Frank was an Assistant Professor at the Graduate School of Business at the University of Chicago. During 1997, Dr. Frank was an accounting instructor at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. From 1992 to 1994, Dr. Frank served as a Senior Tax Consultant at Arthur Andersen. She has her masters degree and Ph.D. in accounting from the University of North Carolina at Chapel Hill and was issued her CPA in 1994.

The Board of Directors recommends that shareholders vote FOR all nominees.

DIRECTORS MEETINGS AND COMMITTEES

Directors and Director Attendance

The Board of Directors currently consists of eight members: O.B. Parrish, Mary Ann Leeper, Ph.D., William R. Gargiulo, Jr., Stephen M. Dearholt, David R. Bethune, Michael R. Walton, Richard E. Wenninger and Mary Margaret Frank, Ph.D. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms are expiring.

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors held six meetings during the Company’s fiscal year ended September 30, 2009. All of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served, if any.

The chart below identifies the members of each of these committees as of the date of this Proxy Statement, along with the number of meetings held by each committee during the fiscal year ended September 30, 2009:

Nominating and
Corporate
	Audit		Compensation		Governance

Number of Meetings:	7		1		2
Name of Director:
David R. Bethune	X				X	*
Stephen M. Dearholt			X	*
Michael R. Walton	X		X		X
Richard R. Wenninger			X
Mary Margaret Frank	X	*	X

X = committee member; * = committee chairperson

Audit Committee

The responsibilities of the Audit Committee, in addition to such other duties as may be specified by our Board of Directors, include the following: (1) responsibility for selecting, evaluating and, where appropriate, replacing the independent registered public accounting firm for the Company; (2) review of the timing, scope and results of the independent registered public accounting firm’s audit examination; (3) review of periodic comments and recommendations by the independent registered public accounting firm and of our response thereto; (4) review of our balance sheet, statement of operations and statement of cash flows; and (5) review of the scope and adequacy of our internal accounting controls. The Board’s Audit Committee is an audit committee for purposes of section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (“SEC”) appears on page 7. We have placed a current copy of the charter of the Audit Committee on our web site located at www.femalehealth.com.

Compensation Committee

The Compensation Committee, in addition to such other duties as may be specified by our Board of Directors, evaluates and determines the compensation for our directors, executive officers and key employees. The Compensation Committee also administers our stock incentive and other employee benefit plans. We have placed a current copy of the charter of the Compensation Committee on our web site located at www.femalehealth.com.

Our Compensation Process

Compensation for our executive officers and other senior managers is reviewed and evaluated by the Compensation Committee of our Board of Directors. The Compensation Committee then makes recommendations to the Board for its final approval. Our Compensation Committee views compensation as an ongoing process. The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Committee and well as materials specifically requested by members of the Committee.

Our management plays a significant role in assisting the Compensation Committee in its oversight of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, establishing individual performance targets and objectives, recommending salary levels and equity incentive grants, and providing financial data on company performance, calculations and reports on achievement of performance objectives, and other information requested by the Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our executive officers and other key employees, other than the Chief Executive Officer. Members of management who were present during Compensation Committee meetings in fiscal 2009 and the first part of fiscal 2010 included our Chief Executive Officer and our Chief Financial Officer.

The Compensation Committee makes all decisions regarding the compensation of our Chief Executive Officer without our Chief Executive Officer or any other member of our management present.

The Compensation Committee’s charter requires that we provide the Committee with adequate funding to engage any compensation consultants or other advisers the Committee deems it appropriate to engage. During fiscal 2009 and 2010 to date, the Compensation Committee did not engage any consultants to assist it in reviewing our compensation practices and levels.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in addition to such other duties as may be specified by our Board of Directors, identifies and recommends to our Board of Directors nominees for election to the Board of Directors, reviews and makes recommendations to our Board of Directors regarding the size and composition of the Board of Directors and the committees of our Board of Directors and reviews and recommends to our Board of Directors corporate governance policies and practices for the Company. We have placed a current copy of the charter of the Nominating and Corporate Governance Committee on our web site located at www.femalehealth.com.

CORPORATE GOVERNANCE MATTERS

We are committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Company and our shareholders. Our Board of Directors has adopted Corporate Governance Guidelines which can be found on our web site at www.femalehealth.com.

Director Independence

Our Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the NASDAQ Stock Market. Based on this review, our Board of Directors determined that each of the following directors is independent under the listing standards of the NASDAQ Stock Market:

(1) David R. Bethune	(4) Richard E. Wenninger
(2) Stephen M. Dearholt	(5) Mary Margaret Frank, Ph.D.
(3) Michael R. Walton

Based upon such standards, O.B. Parrish, Mary Ann Leeper, Ph.D., and William R Gargiulo, Jr. are the only directors who are not independent because Mr. Parrish is our Chief Executive Officer, Mr. Gargiulo receives compensation as a consultant and Dr. Leeper is currently employed as our Senior Strategic Adviser.

Director Nominations

We have a standing Nominating and Corporate Governance Committee. Based on the review described under “Corporate Governance Matters — Director Independence,” our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by our shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For new potential board members, the Nominating and Corporate Governance Committee will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Communications between Shareholders and the Board of Directors

We have placed on our web site located at www.femalehealth.com a description of the procedures for shareholders to communicate with our Board of Directors, a description of our policy for our directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s annual meeting of shareholders.

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on our web site which is located at www.femalehealth.com. We also intend to disclose any amendments to, or waivers from, the Code of Business Ethics on our web site.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of three members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters — Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the listing standards of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission (“SEC”). The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter.

The Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2009, with our management and with our independent registered public accounting firm;

•	discussed with our independent registered public accounting firm the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed with our independent registered public accounting firm the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence.

Based on such review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for filing with the SEC.

AUDIT COMMITTEE:

Mary Margaret Frank, Ph.D. (Chairperson)
David R. Bethune
Michael R. Walton

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees we paid for audit and non-audit services rendered by our independent registered public accounting firm, McGladrey & Pullen, LLP, during fiscal years 2009 and 2008:

Service Type	Fiscal 2009	Fiscal 2008

Audit Fees(1)	$259,075	$287,017
Audit-Related Fees(2)	12,025	12,211
Tax Fees(3)	46,083	12,481
All Other Fees	—	—

Total Fees Billed	$317,183	$311,709

(1)	Consists of fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2009 and September 30, 2008; the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by the Company with the SEC.

(2)	Consists of costs incurred for consultation on various accounting matters in support of our financial statements and comment letters from the SEC.

(3)	For the fiscal years ended September 30, 2009 and September 30, 2008, consists of fees for professional services rendered in connection with preparation of federal and state income tax returns, including foreign tax filings, and assistance with foreign tax structuring.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of McGladrey & Pullen, LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairperson of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairperson of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairperson of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent registered public accounting firm.

Each new engagement of our independent registered public accounting firm to perform non-audit services set forth in the table above has been approved in advance by the Audit Committee or the Chairperson of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Expert

Our Board of Directors has determined that one of the members of the Audit Committee, Mary Margaret Frank, Ph.D., qualifies as an “audit committee financial expert” as defined by the rules of the SEC based on her work experience and education.

EXECUTIVE OFFICERS

The names of, and certain information regarding, executive officers and certain key employees of the Company who are not directors of the Company, are set forth below.

Name	Age	Position

Donna Felch	62	Vice President and Chief Financial Officer
Michael Pope	52	Vice President and General Manager of The Female Health Company (UK) Plc.
Janet Lee	45	Controller

Donna Felch
Age: 62; Vice President and Chief Financial Officer

Ms. Felch has served as our Vice President and Chief Financial Officer since February 2006. Prior to joining the Company, Ms. Felch was Vice President and Treasurer of American Pharmaceutical Partners, Inc., a pharmaceutical company that develops, manufactures and markets injectible pharmaceutical products, from November 2002 until June 2005. In these positions, she directed the treasury, tax, financial planning and analysis, credit and collections and risk management functions. Ms. Felch joined American Pharmaceutical Partners in 1998 and during such time held the positions of Senior Director of Corporate Accounting and Director in General Accounting and Tax. In these roles her responsibilities included internal and external financial reporting, tax, treasury, financial planning, credit and risk management. Previously, Ms. Felch served as Director of Corporate Tax with Fujisawa USA, a subsidiary of a major Japanese pharmaceutical company. Ms. Felch had formerly worked as a Tax Manager for LyphoMed, Inc., a generic pharmaceutical manufacturer.

Michael Pope
Age: 52; Vice President, General Manager — The Female Health Company (UK) Plc.

Mr. Pope has served as our Vice President since 1996 and as General Manager of The Female Health Company (UK) Plc. (formerly Chartex International, Plc.) since our 1996 acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd. (formerly Chartex Resources Limited) and The Female Health Company (UK) Plc. since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the U.S. Food and Drug Administration. Mr. Pope was also instrumental in developing and securing Chartex’s relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. From 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

Janet Lee
Age: 45; Controller

Ms. Lee has served as our Controller since May 2007. From November 2002 until May 2007, Ms. Lee served the Society of Thoracic Surgeons as Accounting Manager/Analyst. Previously, she held various financial positions at RR Donnelley and Sons Company and ServiceMaster.

SECURITY OWNERSHIP

The following table sets forth information regarding beneficial ownership of our Common Stock as of February 15, 2010 with respect to (1) each person known to the Company to own beneficially more than 5% of our Common Stock, (2) each named executive officer and each director of the Company and (3) all directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of our Common Stock subject to options or warrants that are either currently exercisable or exercisable within 60 days of February 15, 2010 are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of February 15, 2010, we had outstanding 27,499,980 shares of our Common Stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent

O.B. Parrish(2)	1,295,401	4.6%
William R. Gargiulo, Jr.(3)	111,953	*
Mary Ann Leeper, Ph.D.(4)	1,009,500	3.6%
Stephen M. Dearholt(5)	3,442,991	12.4%
David R. Bethune(6)	210,833	*
Michael R. Walton(7)	491,389	1.8%
Richard E. Wenninger(8)	2,808,604	10.2%
Mary Margaret Frank, Ph.D.(9)	68,333	*
Michael Pope(10)	84,797	*
Donna Felch(11)	125,000	*
All directors, nominees and executive officers, as a group (10 persons) (2)(3)(4)(5)(6)(7)(8)(9)(10)(11)	9,648,801	33.0%

*	Less than 1 percent.

(1)	Unless otherwise indicated, the address of each beneficial owner is 515 North State Street, Suite 2225, Chicago, IL 60654; the address of Mr. Dearholt is 36365 Trail Ridge Road, Steamboat Springs, CO 80488; the address of Mr. Walton is 929 North Astor, Unit 2101, Milwaukee, WI 53202; the address of Mr. Wenninger is 14000 Gypsum Creek Road, Gypsum, CO 81637; and the address of Dr. Frank is P.O. Box 6550, Charlottesville, VA 22906.

(2)	Includes 233,501 shares owned by Phoenix of Illinois. Under the rules of the SEC, Mr. Parrish may be deemed to have voting and dispositive power as to such shares since Mr. Parrish is an officer, director and the majority shareholder of Phoenix of Illinois. Also includes 372,900 shares of Common Stock owned directly by Mr. Parrish, 225,000 shares of Common Stock owned by the Geneva O. Parrish 1996 Living Trust of which Mr. Parrish is beneficiary and for which Mr. Parrish may be deemed to share voting and investment power and 464,000 shares of Common Stock subject to stock options held by Mr. Parrish.

(3)	Consists of 111,953 shares of Common Stock owned directly by Mr. Gargiulo.

(4)	Consists of 219,500 shares of Common Stock owned directly by Dr. Leeper and 790,000 shares of Common Stock subject to stock options held by Dr. Leeper.

(5)	Includes 2,472,738 shares of Common Stock owned directly by Mr. Dearholt. Also includes 69,500 shares of Common Stock held by the Dearholt, Inc. Profit Sharing Plan, 28,500 shares of Common Stock held in a self-directed IRA, 275,820 shares of Common Stock held by the Mary C. Dearholt Trust of which Mr. Dearholt, a sibling and his mother are trustees, and 418,100 shares of Common Stock held by the John W. Dearholt Trust of which Mr. Dearholt is a co-trustee with a sibling. Mr. Dearholt shares the power to vote and dispose of 693,920 shares of Common Stock held by the Mary C. Dearholt Trust and the John W. Dearholt Trust. Mr. Dearholt has sole power to vote and dispose of the remaining shares of Common Stock. Also includes 178,333 shares of Common Stock subject to stock options.

(6)	Consists of 32,500 shares of Common Stock owned directly by Mr. Bethune and 178,333 shares of Common Stock subject to stock options held by Mr. Bethune.

(7)	Consists of 483,056 shares of Common Stock owned directly by Mr. Walton and 8,333 shares of Common Stock subject to stock options held by Mr. Walton.

(8)	Consists of (a) 2,456,023 shares of Common Stock owned directly by Mr. Wenninger, (b) 34,248 shares of Common Stock held by Mr. Wenninger’s spouse (Mr. Wenninger disclaims beneficial ownership of the shares held by his spouse), (c) 250,000 shares of Common Stock held by a trust of which Mr. Wenninger is trustee and a beneficiary and (d) 68,333 shares of Common Stock subject to stock options.

(9)	Consists of 68,333 shares of Common Stock subject to stock options held by Dr. Frank.

(10)	Consists of 84,797 shares of Common Stock owned directly by Mr. Pope.

(11)	Consists of 125,000 shares of Common Stock owned directly by Ms. Felch.

The above beneficial ownership information is based on information furnished by the specified person and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended September 30, 2009 all section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

The table below provides information for our last two fiscal years regarding compensation paid by the Company to our Chief Executive Officer and our other two most highly compensated executive officers based upon total compensation for services rendered during the fiscal year ended September 30, 2009. The individuals listed in this table are referred to elsewhere in this proxy statement as the “named executive officers.”

Summary Compensation Table

						Nonequity
	Fiscal				Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary		Bonus(1)	Awards(2)	Compensation(3)	Compensation(4)		Total

O.B. Parrish,	2009	$152,825		$31,250	—	$555,500	$25,426		$765,001
Chairman, Chief Executive Officer and Acting President	2008	$145,100		$93,750	$66,063	$366,000	$22,073		$692,986
Donna Felch,	2009	$191,244		—	$63,849	$151,500	$12,610		$419,203
Chief Financial Officer and Vice President	2008	$185,000		—	$15,188	$122,000	$9,504		$331,692
Michael Pope,	2009	$171,900	(5)	—	$63,849	$151,500	$28,870	(5)	$416,119
Vice President and General Manager of the Female Health Company (UK) Plc.	2008	$211,725	(5)	—	$15,188	$122,000	$34,468	(5)	$383,381

(1)	Bonus amount for 2009 represents the last three months of the retention bonus paid to Mr. Parrish for his continued service through calendar-year end 2008. Bonus amount for 2008 represents a retention bonus payable monthly to Mr. Parrish based on continued service from January 1, 2008 through September 30, 2008.

(2)	These amounts reflect the dollar value of the compensation cost of all outstanding restricted stock awards and outstanding rights to receive shares of Common Stock recognized over the requisite service period, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS No. 123R). The stock awards are valued at the closing market price of our Common Stock on the date of grant.

(3)	Amounts for 2009 represent payouts under our Key Executive Incentive Program based on achieving net income objectives for 2009. Under this program, each named executive officer is entitled to a payout based on our exceeding a target amount of net income for 2009, with the amount of the payout based on the value of our Common Stock on September 30, 2009. Amounts for 2008 represent payouts under our Key Executive Incentive Program based on achieving net income objectives for 2008. Under this program, each named executive officer is entitled to a payout based on our exceeding a target amount of net income for 2008 and an additional payout for exceeding 110% of such target amount, with the amount of the payout based on the value of our Common Stock on September 30, 2008.

(4)	The amount of “All Other Compensation” for Mr. Parrish consists of premiums paid by us for term life insurance and disability insurance under which Mr. Parrish or his designee is the beneficiary; for Ms. Felch consists of matching contributions by us under our Simple Individual Retirement Account plan for our employees and disability insurance; and for Mr. Pope consists of an automobile allowance.

(5)	Mr. Pope’s salary and automobile allowance are paid in U.K. pounds. Amounts shown for Mr. Pope’s salary are based on the 12-month average exchange rate for the year, which was 1.5516 U.S. dollars per U.K. pound in fiscal 2009 and 1.9756 U.S. dollars per U.K. pound in fiscal 2008.

Stock Awards

No stock options were granted to any of our named executive officers during the fiscal year ended September 30, 2009.

On December 10, 2008, Ms. Felch was issued 60,000 shares of restricted Common Stock by our Board of Directors, of which 30,000 shares vest on each of December 10, 2010 and December 10, 2011. None of the shares were vested on September 30, 2009. Unvested shares are subject to forfeiture if Ms. Felch voluntarily leaves the Company or is terminated for cause. All shares will vest immediately if there is a change in control of the Company.

On December 10, 2008, our Board of Directors granted Mr. Pope the right to receive 60,000 shares of Common Stock, of which 30,000 shares will be issued on each of December 10, 2010 and December 10, 2011, unless Mr. Pope voluntarily leaves the Company or his employment is terminated for cause prior to such dates. None of the shares had been issued as of September 30, 2009. Any remaining grants will be immediately issued if there is a change in control of the Company.

The following table provides information regarding unexercised options, unvested restricted stock and the right to receive shares of Common Stock held by the named executive officers at September 30, 2009. All of these option awards are fully vested. During the fiscal year ended September 30, 2009, Mr. Pope exercised 185,000 options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
	Number of
	Securities
	Underlying			Number of		Market Value of
	Unexercised	Option	Option	Shares of		Shares of
	Options(#)	Exercise	Expiration	Stock that		Stock that
Name	Exercisable	Price	Date	have not Vested		have not Vested

O.B. Parrish	464,000	$1.40	04/22/13	—		—
Donna Felch	—	—	—	60,000	(1)	$303,000	(2)
Michael Pope	185,000	$1.40	04/22/13	60,000	(3)	$303,000	(4)

(1)	30,000 shares vest on each of December 10, 2010 and December 10, 2011.

(2)	Market value equals the number of shares of restricted stock that have not vested multiplied by the closing price of our Common Stock on September 30, 2009, which was $5.05 per share.

(3)	Represents the right to receive 30,000 shares on December 10, 2010 and 30,000 shares on December 10, 2011.

(4)	Market value equals the number of shares of Common Stock that Mr. Pope has the right to receive multiplied by the closing price of our Common Stock on September 30, 2009, which was $5.05 per share.

Employment and Change of Control Agreements

Effective October 1, 2005, we entered into Amended and Restated Change of Control Agreements with each of O.B. Parrish, our Chairman, Chief Executive Officer and Acting President and Michael Pope, our Vice President, and effective February 8, 2006, we entered into a Change of Control Agreement with Donna Felch, our Chief Financial Officer and Vice President. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, we will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive the following benefits:

•	a lump sum payment equal to the sum of the executive’s base salary through the termination date, a prorated payment of bonus which the executive is eligible to receive and any compensation previously deferred by the executive;

•	a lump sum payment equal to three times the sum of the executive’s base salary and the amount of the executive’s prorated bonus;

•	continuation of health and other similar benefits for a period of three years after the termination date; and

•	a “gross-up” payment which will, in general, effectively reimburse the executive for any amounts paid under federal excise taxes relating to change of control benefits.

DIRECTOR COMPENSATION AND BENEFITS

Directors who are executive officers or employees of the Company do not receive compensation for serving as directors. In fiscal 2009, we paid fees to certain of our directors who are not executive officers or employees of the Company for their committee participation. As described below, one of our directors, Mary Ann Leeper, Ph.D., receives compensation as our Senior Strategic Adviser pursuant to an employment agreement, and another director, William R. Gargiulo, Jr. receives consulting fees. They do not receive compensation as directors. The following table provides information concerning the compensation paid by the Company in 2009 to each of its directors who are not executive officers of the Company.

Director Summary Compensation Table

				Nonequity
	Fees Earned or			Incentive Plan	All Other
Name	Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Compensation(4)	Compensation(5)	Total

Mary Ann Leeper	—	$63,849	—	$151,500	$187,600	$402,949
William R. Gargiulo, Jr.	—	—	—	$101,000	$60,000	$161,000
David R. Bethune	$10,000	—	$15,555	—	—	$25,555
Stephen M. Dearholt	—	—	$15,555	—	—	$15,555
Mary Margaret Frank	$12,000	—	$15,555	—	—	$27,555
Michael R. Walton	—	—	$15,555	—	—	$15,555
Richard E. Wenninger	—	—	$15,555	—	—	$15,555

(1)	The amounts in this column reflect fees paid to board members for their committee participation.

(2)	On December 10, 2008, Dr. Leeper was issued 60,000 shares of restricted Common Stock by our Board of Directors of which 30,000 shares vest on each of December 10, 2010 and December 10, 2011. None of the shares were vested on September 30, 2009. The closing price of our Common Stock on December 10, 2008 was $3.16 per share. As of September 30, 2009, the value of Dr. Leeper’s restricted stock was $303,000 based on a value of $5.05 per share, the closing price of our Common Stock on that date. The shares of restricted stock have all the rights of the Common Stock, including voting and dividend rights. The amount in the table reflects the dollar value of the compensation cost of the restricted stock award recognized over the requisite service period, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS No. 123R). The stock award is valued at the closing market price of our Common Stock on the date of grant.

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2009, in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS No. 123R), of stock option awards granted to the listed directors both in 2009 and prior to fiscal 2009 that vested in fiscal 2009. The assumptions made in valuing the stock option awards are included under “Note 7, Share-based Payments” in the Notes to our Consolidated Financial Statements filed with the SEC on December 17, 2009 as part of our 2009 Annual Report on Form 10-K.

On October 12, 2006, each of our directors other than O.B. Parrish, Mary Ann Leeper, Ph.D., and William Gargiulo, Jr. received a grant of options to purchase 30,000 shares of Common Stock with an exercise price of $1.27 per share. All such stock options vest on the 12th of each month commencing on November 12, 2006 and ending on October 12, 2009 and have a ten year term.

On May 29, 2009, we granted 30,000 stock options under the 2008 Stock Incentive plan to each of our independent board members with an excerise price of $3.92 per share. The options will vest evenly over 36 months, at a rate of 1/36 of the grant per month. The options have a ten year term.

(4)	Amounts for 2009 represent payouts under our Key Executive Incentive Program based on achieving net income objectives for 2009. Under this program, each participant is entitled to a payout based on the Company exceeding a target amount of net income for the fiscal year and an additional payout for exceeding 110% of such target amount, with the amount of the payout based on the value of our Common Stock as of fiscal year end. In 2009, the Key Executive Incentive Program payment was based on achieving at least 100% of the annual goal.

(5)	The amount of “All Other Compensation” for Dr. Leeper consists of salary of $164,237 as well as $8,587 in matching contributions by the Company under our Simple Individual Retirement Account plan for our employees and $14,776 of premiums paid by us for term life insurance and disability insurance under which Dr. Leeper or her designee is the beneficiary. Dr. Leeper is employed as a Senior Strategic Advisor. She had specific responsibility for the preparation, submission and presentation of the FC2 PMA to the FDA. She is presently responsible for the FC2 launch in the United States. In addition, she participates as a member of the Executive Operation Committee. Dr. Leeper’s compensation is for the execution of these responsibilities. She does not receive compensation for her role as a director of the Company. Mr. Gargiulo is a consultant to the Company and serves as the Corporate Secretary. In this role, he is responsible for scheduling all board and board committee meetings and distribution of material and preparation and approval of minutes for each meeting. In addition, he is responsible for our relationship with our transfer agent and the issuance of shares. Mr. Gargiulo also assists Ms. Felch with investor relations. Mr. Gargiulo’s compensation for the execution of these responsibilities was $60,000. He does not receive compensation for being a director of the Company.

Dr. Leeper has served as our Senior Strategic Adviser since May 2006 when she retired from the positions of President and Chief Operating Officer of the Company. Dr. Leeper’s services as Senior Strategic Adviser are governed by the terms of an employment agreement dated January 20, 2006, between the Company and Dr. Leeper. The employment agreement took effect as of May 1, 2006, and originally was to expire on September 30, 2006, but has been extended a number of times with the most recent extension lasting until December 31, 2007. Pursuant to the employment agreement, Dr. Leeper receives an annual base salary of at least $150,000 and is entitled to participate in our bonus plans, stock incentive plan and other employee benefit plans. Additionally, Dr. Leeper is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for our other senior management. Pursuant to the employment agreement, Dr. Leeper has agreed not to compete with the Company during employment and for a period of two years following termination of employment (six months if employment is terminated by the Company after a “change of control”) and has agreed to maintain the confidentiality of the Company’s proprietary information and trade secrets during the term of employment and for three years thereafter. The employment agreement provides that if Dr. Leeper’s employment is terminated by us without “cause” or by Dr. Leeper for “good reason,” Dr. Leeper will be entitled to a severance payment of $125,000 and a payment of $50,000 in consideration of the noncompetition and confidentiality covenants, except that if such termination occurs at any time after or in anticipation of a “change of control” with respect to the Company, Dr. Leeper will be entitled solely to those amounts to which she is entitled under the Amended and Restated Change of Control Agreement dated October 1, 2005 by and between the Company and Dr. Leeper. The terms of such Amended and Restated Change of Control Agreement are substantially the same as those summarized under the heading “Employment and Change of Control Agreements.” If the termination of Dr. Leeper’s employment occurs as a result of the death or disability of Dr. Leeper, then she shall be entitled to receive the greater of (a) her base salary or (b) the remaining amounts due her under the terms of the employment agreement. Since the contract expiration, the Company has continued to employ Dr. Leeper based on the same terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. We intend that any future transactions between the Company and our officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2)

The Audit Committee of our Board of Directors has appointed McGladrey & Pullen, LLP, independent registered public accounting firm, as auditors to audit our financial statements for the fiscal year ending September 30, 2010. Our Board of Directors proposes that the shareholders ratify this appointment. McGladrey & Pullen, LLP audited our financial statements for the fiscal year ended September 30, 2009. We expect that representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event that ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company is not obtained at the Annual Meeting, the Audit Committee of our Board of Directors will reconsider its appointment, and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the fiscal year if it determines that such change would be in our best interests.

Under Wisconsin law, the ratification of the appointment of the independent registered public accounting firm requires the number of votes cast in favor of this proposal, whether in person or by proxy, to exceed the number of votes cast against this proposal, assuming a quorum is present.

The Board of Directors recommends that shareholders vote FOR the ratification of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2010.

PROPOSALS FOR 2011 ANNUAL MEETING

Any shareholder who desires to submit a proposal for inclusion in our 2011 Proxy Statement in accordance with Rule 14a-8 must submit the proposal in writing to O.B. Parrish, Chief Executive Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654. We must receive a proposal by October 29, 2010 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider it for inclusion in our 2011 Proxy Statement.

Proposals submitted other than pursuant to Rule 14a-8 that are not intended for inclusion in the Company’s 2011 Proxy Statement will be considered untimely if received after January 12, 2011 (45 days prior to the anniversary of the mailing date of this Proxy Statement). If a shareholder gives notice of such a proposal after this deadline, SEC rules allow our proxy holders discretionary voting authority to vote against the shareholder proposal to the extent it is properly presented for consideration at the 2011 Annual Meeting of Shareholders.

ANNUAL REPORT

We are required to file an Annual Report, called a Form 10-K, with the SEC. A copy of the Annual Report on Form 10-K for the year ended September 30, 2009 will be provided without charge on written request of any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to: Corporate Secretary, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by our regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to beneficial owners of stock held by such persons. We will reimburse such parties for their expenses in so doing.

By Order of the Board of Directors,

William R. Gargiulo, Jr.,
Secretary

Chicago, Illinois
February 26, 2010

THE FEMALE HEALTH COMPANY
515 NORTH STATE STREET
SUITE 2225
CHICAGO, IL 60654
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time March 24, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time March 24, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M19260-P89088	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE FEMALE HEALTH COMPANY			For	Withhold	For All		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:

	01) David R. Bethune	05) Mary Ann Leeper, Ph.D
	02) Stephen M. Dearholt	06) O.B. Parrish
	03) Mary Margaret Frank, Ph.D	07) Michael R. Walton
	04) William R. Gargiulo, Jr.	08) Richard E. Wenninger

Vote on Proposal									For	Against	Abstain

2.	To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.								☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M19261-P89088

PROXY	THE FEMALE HEALTH COMPANY	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints O.B. Parrish and William R. Gargiulo, Jr., or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of The Female Health Company to be held on Thursday March 25, 2010 at 10:00 a.m., local time, in the Printers Row Board Room on the 2nd floor of the Embassy Suites Hotel Chicago Downtown, 600 North State Street, Chicago, IL 60610 and at any adjournment thereof, there to vote all shares of Common Stock, which the undersigned would be entitled to vote if personally present as specified upon the matters listed on the reverse side and in their discretion upon such other matters as may properly come before the meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies. Please sign exactly as your name appears hereon, date and return this Proxy.
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS AND TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side